Exhibit 99.1

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the Registrant’s fees and expenses (excluding underwriting discounts and commissions) in connection with the issuance and distribution of the securities being registered pursuant to the Registrant’s registration statement on Form S-3, File No. 333-116464. Of this amount, approximately $372,000 will be borne by the Registrant and approximately $28,000 will be borne by the selling stockholder. All amounts are estimated except the SEC registration fee.

SEC Registration Fee	$89,862
Transfer Agent and Registrar Fees and Expenses	$3,500
Legal Fees and Expenses	$118,000
Accounting Fees and Expenses	$50,000
Printing, Engraving and Mailing Expenses	$135,000
Miscellaneous	$3,638

Total	$400,000